Exhibit 21

                       THE ALLSTATE CORPORATION (Delaware)
                             OPERATING SUBSIDIARIES


THE ALLSTATE CORPORATION
Allstate Insurance Company (Illinois)
Allstate International Insurance Holdings, Inc. (Delaware)
Allstate Non-Insurance Holdings, Inc. (Delaware)
Allstate Federal Savings Bank1
Kennett Capital, Inc.
Willow Insurance Holdings Inc.

ALLSTATE INSURANCE COMPANY (Subsidiary of The Allstate Corporation) Allstate Holdings, Inc. (Delaware)
Allstate Indemnity Company (Illinois)
Allstate International Inc. (Delaware)
Allstate Life Insurance Company (Illinois)
Allstate New Jersey Holdings, Inc. (Delaware)
Allstate Property and Casualty Insurance Company (Illinois)
Allstate Texas Lloyd's, Inc. (Texas)
Deerbrook Insurance Company (Illinois)
Forestview Mortgage Insurance Co. (California)
General Underwriters Agency, Inc. (Illinois)
Pinebrook Mortgage Insurance Company (Illinois)
The Northbrook Corporation (Nebraska)

ALLSTATE INTERNATIONAL INSURANCE HOLDINGS, INC. (Subsidiary of The Allstate Corporation)
Allstate International Holding GmbH (Germany)
Allstate Life Insurance Company of the Philippines, Inc. (Philippines)2 Allstate Property and Casualty Insurance Japan Company, Limited (Japan)3 Allstate Reinsurance Ltd. (Bermuda)
Allstate Services, Inc. (Japan)4
Pafco Underwriting Managers Inc. (Ontario)
Pembridge America Inc. (Florida)

ALLSTATE NON-INSURANCE HOLDINGS, INC. (Subsidiary of The Allstate Corporation) AEI Group, Inc. (Delaware)
Allstate Investment Management Company (Delaware)
Tech-Cor, Inc. (Delaware)


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1 A "stock  savings  association"  organized  under federal law.
2 Wholly-owned except for five shares owned by  incorporator(s).
3 Wholly-owned except for one share  owned by  incorporator.
4 Wholly-owned  except  for one share  owned by incorporator.
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ALLSTATE HOLDINGS, INC. (Subsidiary of Allstate Insurance Company)
Allstate Floridian Insurance Company (Illinois)
Allstate Floridian Indemnity Company (Illinois)

ALLSTATE NEW JERSEY HOLDINGS, INC. (Subsidiary of Allstate Insurance Company) Allstate New Jersey Insurance Company (Illinois)

ALLSTATE LIFE INSURANCE COMPANY (Subsidiary of Allstate Insurance Company) Allstate Insurance Company of Canada (Canada)
Allstate Life Financial Services, Inc. (Delaware)5
Allstate Life Insurance Company of New York (New York)
Allstate Settlement Corporation (Nebraska)
CNL, Inc. (Missouri)
Glenbrook Life and Annuity Company (Arizona)
Laughlin Group Holdings, Inc. (Delaware)
Lincoln Benefit Life Company (Nebraska)
Northbrook Life Insurance Company (Arizona)
PT Asuransi Jiwa Allstate (Indonesia)6
Surety Life Insurance Company (Nebraska)

AEI GROUP, INC. (Subsidiary of Allstate Non-Insurance Holdings, Inc.) Allstate Motor Club, Inc. (Delaware)
Roadway Protection Auto Club, Inc. (Delaware)
Allstate Motor Club of Canada Inc. (Canada)

ALLSTATE INTERNATIONAL INC. (Subsidiary of Allstate Insurance Company) Samshin Allstate Life Insurance Company, Ltd. (Republic of Korea)7

TECH-COR, INC. (Subsidiary of Allstate Non-Insurance Holdings,Inc.) Northbrook Services, Inc. (Delaware)

ALLSTATE INSURANCE COMPANY OF CANADA (Subsidiary of Allstate Life Insurance Company)
Allstate Life Insurance Company of Canada (Canada)

LAUGHLIN GROUP HOLDINGS, INc. (Subsidiary of Allstate Life Insurance Company) Investor Financial Services, Inc. (Nevada)
LSA Securities, Inc. (Oregon)8
Lifemark Financial and Insurance Agency, LLC (New York)

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5 Broker/dealer.
6 Joint venture of which Allstate Life Insurance Company controls 80%. 7 Allstate International Inc. owns only 50%.
8 Broker/dealer.

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Lifemark Financial & Insurance Services, Inc. (California)
Lifemark Insurance Services of California, Inc. (California)
ProVest Insurance Services, Inc. (Indiana)
ProVest Insurance Services, Inc. (Kentucky)
ProVest Insurance Services, Inc. (Pennsylvania)
Security Financial Network, Inc. (Georgia)
The Laughlin Direct Advantage Agency, Inc. (Delaware)
The Laughlin Group, Inc. (Oregon)

LINCOLN BENEFIT LIFE COMPANY (Subsidiary of Allstate Life Insurance Company) Lincoln Benefit Financial Services, Inc.(Delaware)9

ALLSTATE INTERNATIONAL HOLDING GMBH (Subsidiary of Allstate International Insurance Holdings, Inc.)
Allstate Direct Versicherungs-Aktiengesellschaft (Germany)
Allstate Diretto Assicurazioni Danni S.p.A (Italy)10
Allstate Werbung und Marketing GmbH (Germany)

PAFCO UNDERWRITING MANAGERS INC. (Subsidiary of Allstate International Insurance Holdings, Inc.)
Pafco Insurance Company (Ontario)11
Pembridge Reinsurance Company Limited (Ireland)
Precision Claims Management Inc. (Canada)

PEMBRIDGE AMERICA INC. (Subsidiary of Allstate International
Insurance Holdings, Inc.)
American Surety and Casualty Company (Florida)

ALLSTATE MOTOR CLUB, INC. (Subsidiary of AEI Group,Inc.)
Direct Marketing Center, Inc. (Delaware)
Enterprises Services Corporation (Delaware)
Rescue Express, Inc. (Delaware)






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9 Broker/dealer.
10 Allstate  International  Holding  GmbH owns 90% of this  company and Allstate
   International Insurance Holdings, Inc. owns 10%.
11 Pafco Underwriting Managers Inc. owns all of the common stock except for directors' qualifying shares.


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OTHER POSSIBLY SIGNIFICANT COMPANIES
Allstate County Mutual Insurance Company (Texas)
     A mutual company owned by policy holders. Officers and employees of Allstate Insurance Company serve as directors and officers of Allstate County Mutual Insurance Company
Allstate Texas Lloyd's (Texas)
     An insurance syndicate organized under the laws of Texas. Allstate Texas Lloyd's, Inc. (a direct wholly-owned subsidiary of Allstate Insurance Company) is the attorney-in-fact for this syndicate.
LSI Financial Services, Inc. (Ohio)
     S corporation owned by Marco Mazzone. Sole member of Board of Directors is Bud Taylor, indirectly appointed by Allstate.
ProVest Insurance Services, Inc. (Ohio)
      S corporation owned by Marco Mazzone. Sole member of Board of Directors is Bud Taylor, indirectly appointed by Allstate.
Saison Automobile and Fire Insurance Company, Ltd. (Japan)
      5% owned by Allstate International Inc.